Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Gerry Keir (808) 525-7086
gerry.keir@fhwn.com

BANCWEST POSTS EARNINGS OF $149.1 MILLION,
UP 30.0% FROM SECOND QUARTER OF 2004

     (Honolulu and San Francisco, July 21, 2005) – BancWest Corporation, parent company of Bank of the West and First Hawaiian Bank, today reported net income of $149.1 million for the second quarter of 2005, up 30.0% from the same quarter last year. For the first six months of 2005, BancWest’s net income was $285.8 million, up 25.4% from the same period of 2004.

     “Continued organic growth, plus the impact of last year’s acquisitions of Community First Bank and Union Safe Deposit Bank, produced yet another earnings record for BancWest. Both Bank of the West and First Hawaiian Bank continue to post double-digit percentage growth,” said Don J. McGrath, President and Chief Executive Officer of BancWest.

     “We look forward to continuing this growth with the recently announced acquisition of Commercial Federal Corporation. This acquisition will solidify BancWest’s position in the Midwest and add significant market share in several major metropolitan areas including Denver, Omaha and Des Moines.”

     BancWest is a wholly owned subsidiary of BNP Paribas.

     Net income for the quarter ended 2005 and 2004 included after-tax restructuring expenses of zero and $1.6 million, respectively, related to the acquisition of Community First Bankshares, Inc. during the fourth quarter of 2004. Excluding these expenses, net income would have increased 28.2% for the second quarter from the same period in 2004. Net income for the first six months of 2005 and 2004 included after-tax restructuring expenses of $3.2 million and $1.6 million, respectively, from the acquisitions of Community First and USDB Bancorp last year. Excluding these expenses, net income would have increased 25.9% from the same period a year earlier.

(more)

BancWest Posts Earnings of $149.1 Million,
Up 30.0% from Second Quarter of 2004

BancWest Second-Quarter Results:

     Assets, loans, deposits. BancWest had total assets of $52.5 billion at June 30, 2005, up 30.4% from a year earlier. Loans and leases totaled $34.0 billion, up 24.9%. Deposits were $34.6 billion, up 23.8%. The increases came both from internal organic growth and the acquisitions completed in the fourth quarter of 2004.

     Credit quality. BancWest’s nonperforming assets were 0.42% of loans and foreclosed properties at June 30, 2005, an improvement from 0.52% a year earlier.

     Loan loss reserve. Consistent with the improvement in credit quality, BancWest’s allowance for credit losses was 1.25% of total loans and leases at June 30, 2005, a reduction from 1.46% a year earlier.

     Net interest income for the quarter was $394.9 million, up 22.5% from the second quarter of 2004. Net interest margin was 3.66% compared with 3.88% for the same quarter a year ago.

     Noninterest income, at $133.2 million, increased 21.1% from the second quarter of 2004.

     Noninterest expense was $283.6 million for the quarter, up 22.1% from the same quarter a year ago, due largely to the acquisitions. Excluding merger-related expenses of zero and $2.8 million for the 2005 and 2004 quarter, respectively, noninterest expense increased 23.6%.

     The provision for loan and lease losses for the quarter was $3.2 million, compared with $11.9 million in the second quarter of 2004. The reduction was due to continued improvement in the quality of the portfolio of loans and leases.

Commercial Federal Acquisition

     BancWest announced on June 13 that its Bank of the West subsidiary had signed a definitive agreement to acquire Commercial Federal Corporation (NYSE: CFB) in a cash transaction valued at $1.36 billion. Bank of the West will pay $34 for each Commercial Federal share, with a special 50-cent-per-share dividend paid at closing.

     Omaha-based Commercial Federal is the parent company of Commercial Federal Bank, the nation’s 12th-largest thrift, which operates 198 branches in seven states in the Midwest, Colorado and Arizona. As of March 31, 2005, Commercial Federal Corporation had total assets of $10.4 billion, deposits of $6.5 billion and loans of $7.8 billion. In 2004, the company earned $76.4 million.

(more)

BancWest Posts Earnings of $149.1 Million,
Up 30.0% from Second Quarter of 2004

     After the deal closes, Commercial Federal branches will become part of Bank of the West, which will become the third largest commercial bank headquartered west of the Mississippi River. The acquisition will add three new states (Missouri, Oklahoma and Kansas) to BancWest’s branch footprint. Following the acquisition, BancWest will have approximately $64 billion in assets and serve more than 4 million customer accounts through 737 locations in 20 states.

     The boards of directors of BNP Paribas, BancWest and Commercial Federal Corporation have approved the transaction. The merger requires approval from Commercial Federal shareholders and federal and state banking regulators. Once all approvals have been received, the merger is expected to close in the fourth quarter of this year.

* * *

     About BancWest: BancWest Corporation (www.bancwestcorp.com) is a financial holding company with assets of $52.5 billion. It is a wholly owned subsidiary of BNP Paribas (www.bnpparibas.com), an international financial services group. BancWest is headquartered in Honolulu, Hawaii, with an administrative headquarters in San Francisco, California. Its principal subsidiaries are Bank of the West (478 banking locations in Arizona, California, Colorado, Idaho, Iowa, Minnesota, Nebraska, New Mexico, Nevada, North Dakota, Oregon, South Dakota, Utah, Washington, Wisconsin and Wyoming) and First Hawaiian Bank (61 branches in Hawaii, Guam and Saipan).

# # #

     This release contains forward-looking statements, including statements regarding anticipated timing of the Commercial Federal Corporation transaction and possible performance of the combined company after the transaction is completed. Such statements reflect management’s best judgment as of this date, but they involve risks and uncertainties that could cause actual results to differ materially from those presented. Factors that could cause such differences include, without limitation: (1) the possibility that regulatory approvals may be delayed or denied or that burdensome conditions may be imposed in connection with such approvals; (2) the possibility of customer or employee attrition following this transaction; (3) failure to fully realize expected cost savings from the transaction; (4) lower than expected revenues following the transaction; (5) problems or delays in bringing together the two companies; (6) the possibility of adverse changes in global, national or local economic or monetary conditions, (7) competition and change in the financial services business, and (8) other factors described in our recent filings with the Securities and Exchange Commission. Those factors or others could result, for example, in delay or termination of the transaction discussed above. Readers should carefully consider those risks and uncertainties in reading this release. Except as otherwise required by law, BancWest and Commercial Federal Corporation disclaim any obligation to update any forward-looking statements included herein to reflect future events or developments.

# # #

(more)

BancWest Posts Earnings of $149.1 Million,
Up 30.0% from Second Quarter of 2004

     In connection with the proposed transaction, Commercial Federal will be filing proxy statements and other materials with the Securities and Exchange Commission. Investors are urged to read the proxy statement and these materials when they are available because they contain important information.

# # #

     Commercial Federal and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction matters. Information regarding such individuals is included in Commercial Federal’s proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available. Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other materials filed with the Securities and Exchange Commission concerning Commercial Federal and these individuals at the Securities and Exchange Commission’s website at http://www.sec.gov. These materials and other documents may also be obtained for free from Commercial Federal Corporation by sending an e-mail to investorrelations@commercialfed.com.

# # #